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                     [NATIONAL CITY CORPORATION LETTERHEAD]

                                  EXHIBIT 99.2
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    FOR MORE INFORMATION CONTACT:                               News Release

                        Thomas A. Richlovsky
                        Senior Vice President & Treasurer
                        (216) 575-2126

                        Julie I. Sabroff
                        Manager, Investor Relations
                        (216) 575-2467

                              FOR IMMEDIATE RELEASE
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                NATIONAL CITY ANNOUNCES 10 MILLION SHARE BUYBACK
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         CLEVELAND, OHIO--April 14, 1997--The Board of Directors of National
City Corporation (NYSE:NCC) today authorized the repurchase of up to 10 million shares of National City's issued and outstanding common stock, subject to a purchase limit of $600 million. There are approximately 220 million common shares currently outstanding. The Corporation's previous repurchase program, for five million shares, was authorized in December 1996 and completed in early April.

         All shares repurchased will be held as Treasury shares for reissue in connection with the Corporation's dividend reinvestment and stock option plans, and for general corporate purposes. The shares will be acquired either in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission.

         National City Corporation is a $50 billion diversified financial services company headquartered in Cleveland, Ohio. National City operates banks and other financial service subsidiaries principally in Ohio, Kentucky, Indiana and Pennsylvania. National City can be found on the Internet at www.national-city.com.

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